                                                                 EXHIBIT 5(a)(i)

ANNUITY APPLICATION

PORTFOLIO DIRECTOR/PORTFOLIO DIRECTOR 2
FIXED AND VARIABLE ANNUITY

FOR USE WITH ALL PLAN TYPES EXCEPT
INDIVIDUAL RETIREMENT ANNUITIES (IRA),
SIMPLIFIED EMPLOYEE PENSION PLANS (SEP), AND
NON-QUALIFIED DEFERRED ANNUITIES (NQDA).

PLEASE PRINT CLEARLY. DUE TO THE PROCESSING USED BY VALIC, DO NOT
HIGHLIGHT ANY INFORMATION ON THIS FORM OR WRITE IN MARGINS.




                                                                    [VALIC LOGO]

ANNUITY APPLICATION                                           [VALIC LOGO]

APPLICANT/ANNUITANT INFORMATION

SS# or Tax ID#:
               -------------------------------------------------
Name:
     -----------------------------------------------------------
Address:
        --------------------------------------------------------
City:                                State:       Zip:
     --------------------------------      ------     ----------
Home Phone: (   )                      Date of birth:   /   /
             --- --------------------                --- --- ---
Sex: [ ] Male [ ] Female  Marital Status: [ ] Married [ ] Single

EMPLOYMENT INFORMATION

Employer or Plan Name:
                      ------------------------------------------
Date of Hire:    /   /        Annual Salary:
             --- --- ----                   --------------------
Work Phone: (   )
             --- ---------------------
Expected Annuity Date:    /   /
                      --- --- -----
(In the absence of an election age 75 will be used.)

CONTRIBUTION INFORMATION

Group #:                     Is there an expected Capital Transfer Rollover?
        -------------------  [ ] No [ ] Yes  If yes, complete transfer rollover form VA 4300

INVESTOR PROFILE
Investment Objectives (check one):
  [ ] Safety of Principal
  [ ] Retirement Income
  [ ] Long-term growth
  [ ] Other:
            ----------------------------------------------------
Occupation:
           -----------------------------------------------------

Financial Situations (approximate amounts in thousands):

                      Under $50     $50-$100     Over $100
                      ---------     --------     ---------
Household Income         [ ]           [ ]           [ ]
Net Worth                [ ]           [ ]           [ ]
Life Insurance           [ ]           [ ]           [ ]

Dependents:   Number:        Age(s):
                     ------         ----------------------
Tax Bracket:      %
            -----

------------------------------------------------------------------------------------------------------------------------------------
                                                               Exclude      Product     Provide investment option name, division
    Contribution    Contribution  # of  Annualized  Date pymt  periods       type    number,and the percent to be allocated to each.
       Source         % or $      pymts   amount     begins    from-to   (choose one)(Percents must be whole numbers totaling 100%)
------------------- ------------  ----- ----------  ---------  -------   ------------ ----------------------------------------------
           Periodic                                                      [ ]Portfolio  __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------      Director   __________________________  _____  _________%
Employee                                                                               __________________________  _____  _________%
Voluntary                                                                              __________________________  _____  _________%
  (1)                                                                                  __________________________  _____  _________%
            Single                                                       [ ]Portfolio  __________________________  _____  _________%
             Sum                                                            Director2* __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------
           -------------------------------------------------------------------------------------------------------------------------
           This line is for VALIC
           administrative use only.  Product:        Plan type:        Plan #:      Sub Group:        Account#:
                                             -------           -------        -----            ------           -----------------
------------------------------------------------------------------------------------------------------------------------------------
           Periodic                                                      [ ]Portfolio  __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------      Director   __________________________  _____  _________%
Employee                                                                               __________________________  _____  _________%
Mandatory                                                                              __________________________  _____  _________%
  or                                                                                   __________________________  _____  _________%
Matched     Single                                                       [ ]Portfolio  __________________________  _____  _________%
  (2)        Sum                                                            Director2* __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------
           -------------------------------------------------------------------------------------------------------------------------
           This line is for VALIC
           administrative use only.  Product:        Plan type:        Plan #:      Sub Group:        Account#:
                                             -------           -------        -----            ------           -----------------
------------------------------------------------------------------------------------------------------------------------------------
           Periodic                                                      [ ]Portfolio  __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------      Director   __________________________  _____  _________%
Employer                                                                               __________________________  _____  _________%
 Basic                                                                                 __________________________  _____  _________%
  (3)                                                                                  __________________________  _____  _________%
            Single                                                       [ ]Portfolio  __________________________  _____  _________%
             Sum                                                            Director2* __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------
           -------------------------------------------------------------------------------------------------------------------------
           This line is for VALIC
           administrative use only.  Product:        Plan type:        Plan #:      Sub Group:        Account#:
                                             -------           -------        -----            ------           -----------------
------------------------------------------------------------------------------------------------------------------------------------
           Periodic                                                      [ ]Portfolio  __________________________  _____  _________%
           -------- ------------  ----- ----------  ---------  -------      Director   __________________________  _____  _________%
Employer                                                                               __________________________  _____  _________%
Supple-                                                                                __________________________  _____  _________%
 mental                                                                                __________________________  _____  _________%
   or       Single                                                       [ ]Portfolio  __________________________  _____  _________%
Matching     Sum                                                            Director2* __________________________  _____  _________%
  (4)       -------- ------------  ----- ----------  ---------  -------
           -------------------------------------------------------------------------------------------------------------------------
           This line is for VALIC
           administrative use only.  Product:        Plan type:        Plan #:      Sub Group:        Account#:
                                             -------           -------        -----            ------           -----------------
------------------------------------------------------------------------------------------------------------------------------------

* Portfolio Director 2 is not available under certain plan [ILLEGIBLE].

=============================================
ANNUITY APPLICATION                                             [VALIC LOGO]
=============================================

BENEFICIARY INFORMATION

INDICATE NAME, ADDRESS, RELATIONSHIP, DATE OF BIRTH, AND SOCIAL SECURITY/TAX IDENTIFICATION NUMBER for any person or entity named as a beneficiary see information and instructions page. If additional space is needed, you may use a separate signed and dated sheet and attach it to this form.

If your plan is covered by ERISA, you are married and are naming someone other than your spouse as your primary beneficiary, please complete the ERISA spousal consent section.

PRIMARY BENEFICIARY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONTINGENT BENEFICIARY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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ERISA SPOUSAL CONSENT

ERISA COVERED PLANS: Your spouse must be your primary beneficiary unless spousal consent to waive Pre-retirement Death Benefits is given. Complete the following section if naming someone other than spouse as the primary beneficiary.

FOR MISSING SPOUSE: I hereby affirm that I have made all reasonable attempts to locate my spouse and have not been able to do so, and I have no reason to believe that I will be able to do so.


-----------------------------------------------------    -----------------------
Applicant/Annuitant's Signature                          Date

SPOUSAL CONSENT TO WAIVER OF PRE-RETIREMENT DEATH BENEFITS:

I, the spouse of the named applicant/annuitant, hereby consent to the applicant/annuitant's waiver of the qualified pre-retirement survivor annuity provided under federal law. I understand that in accordance with this waiver, any death benefits named prior to the time annuity payments begin, shall be paid to the beneficiary designated by the applicant/annuitant. if applicant/annuitant is under age 35, the law requires that the spouse receive at least 50% of the death benefit.

Name of Spouse:
               -----------------------------------------------------------------

-----------------------------------------------------    -----------------------
Spousal Signature                                        Date

State of                               County of
         -----------------------------           -------------------------------

on this                  day of                                      , 19
        ----------------        ------------------------------------     -------

--------------------------------------------------------------------------------
               Plan Administrator or Notary Signature (required)

REPLACEMENT

Is this a replacement of an existing annuity or life insurance contract?

[ ] No   [ ] Yes   If yes, complete the following:

Insured's Name:
               -----------------------------------------------------------------

Policy Number(s):
                 ---------------------------------------------------------------

Insurer's (Company) Name:
                         -------------------------------------------------------

APPLICANT/ANNUITANT AFFIRMATIONS AND STATEMENTS

This application is subject to acceptance by the Company at its Home Office. Proof of age must be furnished before Annuity Payments begin. Upon written request, we will provide you with factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium (applicable to all individual and some group contracts). A current prospectus for the Company's Separate account was provided with the application. Also, a current prospectus was provided for each Fund available under this Plan. The prospectus for the Separate account gives sales expenses and other data.

ANNUITY PAYMENTS OR SURRENDER VALUES ARE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THEY ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

BY SIGNING THIS FORM, I REPRESENT THAT ALL STATEMENTS AND ANSWERS MADE IN THE APPLICATION ARE COMPLETE AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I HEREBY ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE INFORMATION PROVIDED IN THE INFORMATION AND INSTRUCTIONS PAGE ON THE FOLLOWING SUBJECTS:

o FRAUD WARNINGS
o TEXAS OPTIONAL RETIREMENT PROGRAM (IF APPLICABLE)
o SALARY REDUCTION AGREEMENT FOR 403(b) and 401(k) PLANS
o WITHDRAWAL RESTRICTIONS FOR 403(b) PLANS

[ ] Check if you own or participate in another VALIC Annuity Contract.


--------------------------------------------------------------------------------
                        Applicant/Annuitant's Signature

Dated at                              , date                           , 19
         -----------------------------       -------------------------     -----

REPRESENTATIVE OF RECORD

No.:                                  Issue State (Abv):
    ---------------------------------                   ------------------------

Region Code:
            -------------------------

As representative I [ ] do [ ] do not have reason to believe that replacement of existing life insurance or annuity may be involved.


--------------------------------------------------------------------------------
               Licensed Agent/Registered Representative Signature

State License ID No.:
                     -----------------------------------------------------------


-----------------------------------------------------    -----------------------
            Principal Approval                                       Date


Date of Input:
              ---------------------------------------

Week Ending:
            -----------------------------------------

INFORMATION AND INSTRUCTIONS

FRAUD WARNING

IN SOME STATES WE ARE REQUIRED TO ADVISE YOU OF THE FOLLOWING: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

COLORADO, KENTUCKY AND PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects each person to criminal and civil penalties.

TEXAS OPTIONAL RETIREMENT PROGRAM REDEMPTION INFORMATION:

o Benefits in the Texas Optional Retirement program vest after one year of participation in one or more optional retirement plans.
o Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.
o VALIC will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

WITHDRAWAL RESTRICTIONS FOR 403(b) PARTICIPANTS

According to the federal laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

o Separation from service     o Death          o Hardship (Contributions only)
o Age 59 1/2 or older         o Disability

Your employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)
A beneficiary should always be designated. Beneficiary categories are:

PRIMARY BENEFICIARY - One who receives any benefits after the Annuitant dies.

CONTINGENT BENEFICIARY - One who receives any benefits if the primary beneficiary dies before the annuitant dies.

Beneficiaries can be an INDIVIDUAL, an INSTITUTION, or a TRUSTEE.

NAMING YOUR BENEFICIARY

INDIVIDUAL as beneficiary: Jane A. Doe

INSTITUTION as beneficiary (Full legal name and address should be stated; also state whether the institution is a corporation):
     The Evergreen Company, a Texas Corporation

TRUSTEE as beneficiary (Named inter vivos [living] trust agreement):
     XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982.

SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS

The Employer is hereby or by a separate document authorized and directed to reduce your pay in the amount indicated under Contribution Information beginning on the date indicated on this form and to purchase a non-transferable annuity contract qualified under Section 403(b) of the Internal Revenue Code
(IRC) or a non-transferable annuity contract to provide retirement benefits under IRC Section 401(k) from The Variable Annuity Life Insurance Company. This agreement shall be effective for only those amounts not currently available as of the date indicated on this form. This agreement shall terminate any prior salary reduction agreement executed between you and the Employer. This agreement shall be legally binding as to both the parties hereto while employment continues; provided, however, that either party may change or terminate this agreement with respect to amounts that have not become currently available and payable by the Employer and in accordance with the Employer's reasonable administrative procedures. Salary reductions are to be effective with respect to pay dates on or after the date listed under Date Payment Begins (which is subsequent to this agreement). Only amounts not currently available to the employee are eligible for salary reduction.

CONTRIBUTION INFORMATION

o Contribution Sources:
  EE(1) - Employee Voluntary;
  EE(2) - Employee Mandatory or Matched;
  ER(3) - Employer Basic;
  ER(4) - Employer Supplemental or Matching
  Note: Separate account numbers must be set up for each Contribution Source.
o Choose either a percent of salary or an amount, and fill in the number of payments, and the date you will begin making payment.
o When the contract applied for is to be used as a periodic payment (salary reduction or deduction) type plan, please indicate the "from-to" dates for the Exclude Periods, when applicable.
o Complete Product, Plan Type, and Plan Number

INVESTMENT OPTION ALLOCATION

Purchase payments may be allocated to the Fixed Investment Options and/or Variable Investment Options. Purchase Payments may be allocated among as many as seven investment options within the product selected. The following indicates the current Purchase Payment allocation choices of this application form:

PORTFOLIO DIRECTOR

   Fixed Account Plus.................................   Subaccount 1
   Short Term Fixed Account...........................   Subaccount 2
   MidCap Index Fund..................................   Division 4
   Timed Opportunity Fund.............................   Division 5
   Money Market Fund..................................   Division 6
   Capital Conservation Fund..........................   Division 7
   Government Securities Fund.........................   Division 8
   Stock Index Fund...................................   Division 10
   International Equities Fund........................   Division 11
   Social Awareness Fund..............................   Division 12
   International Government Bond Fund.................   Division 13
   Small Cap Index Fund...............................   Division 14
   Growth Fund (T. Rowe Price)........................   Division 15
   Growth and Income Fund (Value Line)................   Division 16
   Science and Technology Fund (T. Rowe Price)........   Division 17
   Dreyfus Small Cap Portfolio........................   Division 18
   Templeton Asset Allocation Fund....................   Division 19
   Templeton International Fund.......................   Division 20

PORTFOLIO DIRECTOR 2 (Not available for individual NQDAs and certain plan types)

   Fixed Account Plus.................................   Subaccount 1
   Short Term Fixed Account...........................   Subaccount 2
   AGSPC Growth Fund (T. Rowe Price)..................   Division 15
   AGSPC International Government Bond Fund...........   Division 13
   AGSPC Money Market Fund............................   Division 6
   AGSPC Science and Technology Fund (T. Rowe Price)..   Division 17
   AGSPC Social Awareness Fund........................   Division 12
   AGSPC Stock Index Fund.............................   Division 10
   American Century - Twentieth Century Ultra Fund....   Division 31
   Founders Growth Fund...............................   Division 30
   Neuberger&Berman Guardian Trust....................   Division 29
   Putnam Global Growth Fund..........................   Division 28
   Putnam New Opportunities Fund......................   Division 26
   Putnam OTC & Emerging Growth Fund..................   Division 27
   Scudder Growth and Income Fund.....................   Division 21
   Templeton Foreign Fund.............................   Division 32
   Vanguard Fixed Income Securities Fund -
      Long-term Corporate Portfolio...................   Division 22
   Vanguard Fixed Income Securities Fund -
      Long-term U.S. Treasury Portfolio...............   Division 23
   Vanguard/Wellington Fund...........................   Division 25
   Vanguard/Windsor II................................   Division 24

VALIC HOME OFFICE
2929 Allen Parkway o Houston, TX  77019
Contact your Regional Office for customer assistance at 1-800-44-VALIC.